UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 5, 2014

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 5, 2014, Crown Crafts, Inc. (the “Company”), the Company’s wholly owned subsidiary, Crown Crafts Infant Products, Inc. (“CCIP”), and BreathableBaby, LLC (“BreathableBaby”) entered into a Settlement Agreement (the “Agreement”) regarding a complaint filed by BreathableBaby against the Company and CCIP on January 11, 2012 in the United States District Court for the District of Minnesota, alleging that CCIP’s mesh crib liner infringes BreathableBaby’s patent rights relating to its air permeable infant bedding technology (the “Action”). The Agreement provides for the full and final settlement of the Action and all related claims and counterclaims for patent infringement and damages between the parties. Under the terms of the Agreement, the Company will make a one-time payment of $850,000 to BreathableBaby within five business days and, effective as of August 14, 2014, the Company and CCIP may manufacture and sell a redesigned mesh crib liner product.

The description contained herein of the Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement dated December 5, 2014 by and between the Company, Crown Crafts Infant Products, Inc. and BreathableBaby, LLC.

99.1	Press Release dated December 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: December 9, 2014	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Settlement Agreement dated December 5, 2014 by and between the Company, Crown Crafts Infant Products, Inc. and BreathableBaby, LLC.

99.1	Press Release dated December 9, 2014.